Exhibit 99.1

NEW GENERATION BIOFUELS’ SHARES TO BE TRADED ON OTCQB

Columbia, Maryland – December 10, 2010 – New Generation Biofuels Holdings, Inc., (NasdaqCM: NGBF), a leader in renewable fuels technology, announced today that it is moving off of The NASDAQ Capital Market and instead will have its shares quoted on the OTCQB marketplace. The Company had been appealing the NASDAQ determination to delist the Company’s common stock due to the Company’s non-compliance with the continued listing standard for shareholders’ equity.  In taking this action, the Company has notified NASDAQ that it is dropping the appeal.

The Company has been advised by  Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter ("OTC"), that its securities are eligible for quotation on the OTCQB, effective with the opening of trading on Monday, December 13, 2010.  The OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission.  The Company has also been advised that its shares will continue to trade under the symbol NGBF. Investors will be able to view real time stock quotes for NGBF at http://www.otcmarkets.com.

“While we remain confident that our strategic plan to strengthen the Company’s finances and advance its business plan will be successful, after careful consideration we believe moving to the OTCQB marketplace at this time is in the best interests of the Company and our shareholders,” stated Miles F. Mahoney, President and CEO.  “We appreciate the patience and support our investors have shown and look forward to building significant value over the long term.”

About Pink OTC Markets Inc.

Pink OTC Markets Inc. is a financial information and technology services company that operates an inter-dealer electronic quotation and trading system in the OTC, securities market. It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm. Investors should contact a broker-dealer firm to trade in a security quoted on the OTCQB or the other OTC tiers operated by Pink OTC Markets Inc.  More information is available at http://www.otcmarkets.com.

About New Generation Biofuels Holdings, Inc.

New Generation Biofuels is a renewable fuels provider. The Company holds an exclusive license for North America, Central America and the Caribbean to commercialize proprietary technology to manufacture alternative biofuels from plant oils and animal fats that it markets as a new class of biofuel for power generation, commercial and industrial heating and marine use. The Company believes that its proprietary biofuel can provide a lower cost, renewable alternative energy source with significantly lower emissions than traditional fuels. New Generation Biofuels’ business model calls for establishing direct sales from manufacturing plants that it may purchase or build and sublicensing its technology to qualified licensees. Additional information about new Generation Biofuels is available at http://www.newgenerationbiofuels.com.

Forward Looking Statements

This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, prospects, plans, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business, which include all the risks attendant an emerging growth company in the volatile energy industry, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward-looking statements.

Media Contact: Bryan McPhee ph: (410) 652-1159	IR Contact: Matthew Haines ph: (212) 710-9686
bkmcphee@newgenerationbiofuels.com	Matt.Haines@mbsvalue.com